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                                                                     Exhibit (8)

                               November 18, 1994

The Connecticut Light and Power Company
Selden Street
Berlin, CT 06037

CL&P Capital, L.P.
Selden Street
Berlin, CT 06037

Ladies and Gentlemen:

     We are acting as counsel to The Connecticut Light and Power Company, a Connecticut corporation (the "Company"), and CL&P Capital, L.P., a Delaware limited partnership (the "Partnership"), in connection with (i) the proposed issuance and sale by the Company from time to time of up to $[125,000,000] in aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debentures"), in one or more series, (ii) the proposed issuance and sale by the Partnership from time to time of up to $125,000,000 of its preferred securities, representing preferred limited partner interests (the "Preferred Securities"), in one or more series, and (iii) the Company's proposed issuance of its Payment and Guaranty Agreement (the "Guaranty") pursuant to which it guarantees the payment by the Partnership of distributions with respect to the Preferred Securities and of amounts due upon liquidation of the Partnership or redemption of the Preferred Securities, to the extent set forth in the Guaranty, all as contemplated by the Registration Statement on Form S-3 to be filed by the Company and the Partnership with the Securities and Exchange Commission for the registration of the Debentures, the Preferred Securities, and the Guaranty under the Securities Act of 1933, as amended (the "Act").

     In connection therewith, we hereby confirm our opinions as set forth under the caption "United States Taxation" (other than under the subcaption "Introduction") in the preliminary Prospectus Supplement for the Debentures, Preferred Securities, and the Guaranty that constitute a part of the Registration Statement (the "Preliminary Prospectus Supplement").

     We hereby authorize and consent to use of this opinion as Exhibit (8) of the Registration Statement and authorize and consent to references to our firm in the Registration Statement and in the preliminary Prospectus and Preliminary Prospectus Supplement constituting a part thereof. In giving such consent, we do not admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                               Very truly yours,

                                                          /s/Day, Berry & Howard